                                                                   EXHIBIT 10.13

                             ASSIGNMENT OF LEASE
                                     AND
                            CONSENT TO ASSIGNMENT


        THIS AGREEMENT is made and entered into by and between G.J.M. PROPERTIES, INC., a Florida Corporation (referred to as "Lessor") and FIRST ENTERPRISE ACCEPTANCE CORPORATION, (referred to as "Assignor") and FREEDOM FINANCE, INC., (referred to as ("Assignee") and shall be effective February 15, 1998.

        NOW IN consideration of the premises, the sum of One Dollar ($1.00) paid by Assignee to Assignor and the rental to be paid hereunder by Assignee to Lessor, the parties do hereby covenant and agree as follows:

        1. Background. Lessor and Assignor entered into a Lease Agreement dated April 1, 1997, pertaining to premises located at 6650 Cortez Road West, Bradenton, Florida 34210, a copy of which is attached hereto and made a part hereof.

        2. Assignment. Assignor does hereby transfer, assign and set over unto Assignee all of its right, title and interest in the Lease. Assignee does hereby accept such assignment and agrees to be bound by the terms and provisions of the Lease as if Assignee were the original Lessee thereunder.

        3. Lessor's Consent. Lessor does hereby consent to such assignment without, however, waiving its right to control future assignments or subletting under the provision of the Lease. Except as hereinabove modified and amended, the remaining terms and provisions of the Lease will continue in full force and effect during the term thereof.

        IN WITNESS WHEREOF, the parties have fully executed this agreement as of the date below their signatures.


WITNESSES:                             G.J.M. PROPERTIES, INC.

/s/ Kathleen O'Reilly                  By: /s/
------------------------------             -----------------------------

/s/ Rob Pash                           Dated: 2/10/98
------------------------------               ---------------------------
                                                      "Lessor"


                                       FIRST ENTERPRISE ACCEPTANCE
                                        CORPORATION

/s/ Linda C. Bowdein                    By: /s/
------------------------------             -----------------------------

/s/ Denise B. Thomas                    Dated:          2/10/98
------------------------------                --------------------------
                                                      "Assignor"



                                       FREEDOM FINANCE, INC.

/s/ Mary King                          By: /s/ Brian M. Watterson
------------------------------             -----------------------------

/s/ Diana Bennett                      Dated:          2/10/98
------------------------------                --------------------------
                                                      "Assignee"


                                       GUARANTOR: AMERICAN BANCSHARES, INC.


/s/ Mary King                          By: /s/ Brian M. Watterson,SVP
------------------------------             -----------------------------

/s/ Diana Bennett                      Dated:          2/10/98
------------------------------                --------------------------
                                                      "Guarantor"

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT made and entered into by and between G.J.M. PROPERTIES, INC., a Florida Corporation, owners of CORTEZ VILLAGE SQUARE, of Bradenton, Manatee County, Florida, hereinafter referred to as "Lessor", and First Enterprise Acceptance Corporation, hereinafter referred to as "Lessee".



                                  WITNESSETH:


1. PROPERTY DESCRIPTION. Lessor does hereby lease to Lessee the following described commercial real property, together with improvements thereon:


     Street Address:     6650 Cortez Road West, Bradenton, Florida 34210.  For
purposes of this lease, the rentable square footage area of the premises shall be deemed to be 1,700 square feet.


2.   TERM.     The term of this Lease shall be for a period of five (5) years commencing upon the issuance of a certificate of occupancy by local building department and ending at the end of 60 months. Upon execution of the lease, a security deposit in the amount of $1,297.66 shall be due, AND PAYABLE BY LESSEE, together with rent, common area maintenance and sales tax for the first
(1st) month and last month.


          The Lessee shall have the option to extend the lease for two (2) additional three year terms.


3.   RENT.     The Lessee covenants and agrees to pay to the Lessor without demand the rental installments plus Maintenance, Real Estate Taxes and Insurance (C.A.M.) as per the following schedule.


     Rent Year 1: $7.00 per sq. ft. plus pro rata portion of C.A.M. Rent Year 2: $7.00 per sq. ft. plus pro rata portion of C.A.M. Rent Year 3: $7.00 per sq. ft. plus pro rata portion of C.A.M. Rent Year 4: $7.00 per sq. ft. plus pro rata portion of C.A.M. Rent Year 5: $7.00 per sq. ft. plus pro rata portion of C.A.M


The monthly rent shall increase each year upon the anniversary of the lease by percentage increase each year in the consumer price index as published by the Bureau of Labor Statistics but not to exceed three percent (3%) per annum.


Monthly rent and CAM shall be subject to sales tax and shall be paid in advance on the first day of every month. Lessor hereby acknowledges receipt of $1,297.66, representing a Security Deposit. Monthly rent shall commence upon issuance of a certificate of occupancy by the City of Bradenton.


4. USE. Lessee shall use the demised premises solely for the purpose of conducting the business of a "Consumer Finance Officer" related use. Lessee shall not use or permit or suffer the use of the demised premises for any other business or purpose without the Lessor's written consent.


5.   INSURANCE.     Lessee shall, throughout the term of this Lease, provide at its own expense and keep in force for the benefit of Lessor, Lessor's Mortgagee and Lessee, as their interest may appear, the following insurance coverage.


     A. Public Liability and property insurance including personal injury liability, contractual liability, owner's and contractors' protective insurance coverage with respect to the demised premises and Lessee's use of the common areas in forms satisfactory to Lessors with minimum limits of One Million Dollars ($1,000,000) on account of bodily injury to, or death, as a result of any accident or disaster. Tenant will carry insurance covering their own personal property and fixtures. Such policies shall not be invalidated as respects the interest of the Landlord and such mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interest clause, a cross liability clause, shall be primary, and shall not call into contribution any other insurance available to Landlord or Landlord's mortgagee.


     B. Insurance upon property of every description and kind owned by Lessee, or for which Lessee is liable or installed by or on behalf of Lessee, and which is located within the property, including, without limitation, stock in trade furniture, fittings, installations, alterations, additions, partitions, fixtures, and anything in the nature of a leasehold improvement, in an amount of the full replacement case thereof, with coverage against the perils of fire, flood and standard coverage including sprinkler leakage. If there is a dispute as to the amount which comprises full replacement cost, the decision of Lessor shall be conclusive.


     C. Policies for plate glass insurance shall be in a form and with an insurer reasonably acceptable to Lessor and shall require at lease fifteen (15) days written notice to Lessor of termination or material alteration during the term of this Lease and shall waiver to the extent available, any right of subrogation against Lessor. If requested by Lessor, Lessee shall from time to time promptly deliver to Lessor certified copies or other evidence of such policies, and evidence satisfactory to Lessor that all premiums thereon have been paid and the policies are in full force and effect.


6.   COMMON AREA MAINTENANCE.      All common areas and other facilities in or
about the property provided by Lessor shall be subject to the exclusive control and management of Lessor. Lessor shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements, to police the same, to change the area, level, location and arrangement of parking areas and other facilities, to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person of the public therein, and to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking. Lessor shall operate and maintain the common facilities in such manner as Lessor in its reasonable discretion shall determine, and Lessor shall have full right and authority to employ and discharge all personnel with respect thereto.


     A. The Lessee agrees to pay to the Lessor, as additional rent, commencing the second year and thereafter (see paragraph 3) (the first year shall be $2.16 per sq. ft. per year), its proportionate share of the total cost incurred by the Lessor in operating and maintaining the common areas of the property. Lessee's share of such costs shall be payable monthly in advance with Lessee's payment of rent. The Lessor shall calculate the CAM on an annual basis.


     B. For purposes of the preceding Section, the cost incurred by the Lessor in the operation and maintenance of the common areas shall include with out limitations, ad valorem real estate taxes, the cost of maintenance, and renewal of gardening and landscaping, the cost of all Lessor's insurance including but not limited to bodily injury, public liability, property damage liability, sign areas in limits determined by Lessor, assessments, repairs, and maintenance of loading and receiving areas and truck docks, lighting and other utilities, and utility charges outlines in paragraph 7 below, storm water control, sanitary control, removal of trash, rubbish, garbage, and other refuse machinery and equipment, repair and/or replacement, the cost of personnel to implement such services, to direct parking and to police the common areas and facilities and to include Lessor's administrative and management costs.
Charges for garbage waste collection and disposal may be charged on a usage basis as determined by the Lessor in Lessor's sole discretion. "Common Facilities" and "common area" whether such terms areas, grounds, space, equipment, signs and special services provided by Lessor' for the common or joint use and benefit of the Lessee and occupants of the property and their employees, agents, servants, customers, and other invitees, including with out limitation, parking area, access roads, driveways, retaining wall, landscaping areas, truck service ways, loading docks, pedestrian malls (enclosed or open), courts, stairs, ramps, and sidewalks, comfort and first aid stations, washrooms and parcel pickup stations.

7.   UTILITIES.     The Lessor shall furnish common water, common sewer
services and common trash removal as may be required on the premises. Lessee shall indemnify and hold Lessor harmless from any liability in connection with said utility expense.


8.   BAD CHECK CHARGE.   Bad check charges suffered by Lessor on account of
Lessee shall be due and payable immediately to Lessor along with handling charge to Lessor of five percent (5%) in addition to any other charges suffered by Lessor.


9. IMPROVEMENTS AND ALTERATIONS. The Lessor, at its expense, will make improvements and alterations to the premises in accordance with the plans and specification attached as Exhibit "A". Lessor's obligations to share in the cost of improvements shall be limited to the amount so stipulated in Exhibit "A".


     A. Lessee shall make no other alterations, additions, improvements or change in the premises without the prior written consent of the Lessor.


     B. Any such alterations, improvements, or change in the premises which are approved by the Lessor shall, in any event, be made in accordance with applicable building codes and otherwise in accordance with all government and insurance regulations including those applicable to the elevation of flood zone, if any, in which the premises may be located, and shall be performed in such a way as not to disturb the existing tenants.


10. SIGNS, AWNINGS AND CANOPIES. Lessee shall not place or suffer to be place or maintain any sign in, upon or outside the demised premises, nor shall Lessee place in windows any sign, decoration, lettering or advertising material of any kind without first obtaining Lessor's approval and consent in each instance. Lessee shall maintain any such sign or other installation, as maybe approved, in good condition and repair.


11. NO LIABILITY. The Lessor and Lessor's agent shall not be liable to the Lessee or any other person or entity for any injury to person or damage to property caused at or by the demised premises for lack of repair or by any defection condition, defect in or failure of equipment, pipes or wiring unless the Lessee shall first give the Lessor written notice setting forth the defect and/or the matter to be repaired and the Lessor shall thereafter fail, within a reasonable time, to remedy the defect, make the necessary repair or to pay that portion of the cost of such repair due and payable by the Lessor as therein after provided, whichever is applicable. Lessee further agrees that all of the Lessee's materials, equipment, furnishings, improvements and property of every kind, make and description which may be in, on or upon the demised premises during the term of the Lease or any renewal thereof shall be at the sole risk and hazard of the Lessee.


12.  ASSIGNMENT-SUBLETTING.   The Lessee shall NOT assign this Lease to sublet
any part of the premises without the previous written consent of the Lessor. Lessee shall not lease space to another entity for use as a consumer finance office during the term of this lease and any extension thereof.


13. REPAIRS. Lessor shall not be required to make any repairs or improvements of any kind upon the demises except for necessary structural repairs. Lessee shall, at its own cost and expense, take good care of and make necessary repairs to the interior of the demised premises, and the fixtures and equipment therein and appurtenance hereto, including without limitations signs, floor coverings, non-structural interior walls, partitions, lighting, electrical equipment, plumbing, and any heat and or air conditioning equipment installed for Lessee.


If Lessee:


     A.   Refuses or neglects to make repairs;


     B. If Lessor is required to make exterior or structural repairs by reason of Lessee's negligent acts or omissions;


     C. Lessor shall have the right, but shall not be obligated to make such repairs on behalf of and for the account of Lessee. In such event, such work shall be paid for in full by Lessee as additional rent promptly upon receipt of a bill thereof.


14.  LIENS.    Lessee has no power to incur any  indebtedness giving a right to a lien of any kind or character upon the right, title and interest of the Lessor in and to the demised premises and no person shall ever be entitled to any lien directly or indirectly derived through to under Lessee or its agency or servants on account of any act or omission of the Lessee.
     If any lien shall be filed against the demised premises, the Lessee shall cause the same to be discharged or transferred to a bond or at least twice the amount of the lien and in the manner as provided by law within the (10) days after the filing of the lien by the lienor in the public records. Lessee's failure to do so shall entitle the Lessor to recover from Lessee any and all expenses, expenditures or otherwise, including but not limited to attorney's fees through and including appellate proceedings, bond premiums and clerk's filing fee for breach of the Section.


15.  LESSOR'S REPRESENTATIONS.     Lessor represents to Lessee that Cortez
Village Square, its owners or agents have full right and authority to lease and that the Lessee shall enjoy quiet enjoyment of the premises and shall not be evicted or disturbed in the possession of the premises as long as Lessee complies with the terms of the Lease. Lessor also represents that any and all mortgages encumbering the premises are in good standing.


16.  REDELIVERY.    Lessee shall quit and deliver up the premises to the Lessor at the end of the lease term in as good condition as they are at the execution of this Lease, ordinary wear, decay and damage by the elements only excepted.


17. DAMAGE BY CASUALTY. Lessee shall give immediately written notice to the Lessor of any damage caused to the premises by fire or other casualty.


     A. In the event the premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Lessor does not elect to terminate this lease as hereinafter provided, Lessor shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the premises. If improvements are destroyed or substantially damaged by a casualty not covered by Lessor's insurance, the Lessor may elect to terminate this lease or proceed to rebuild and repair the demised premises. Should Lessor elect to terminate this lease, Lessor shall give written notice of such election of the Lessee, and all obligations of the Lessor and Lessee under the Lease Agreement shall terminate.


     B. Lessor's obligation to rebuild and repair under this paragraph shall, in any event, be limited to restoring the premises to substantially the same condition in which the same existed prior to the casualty and shall be limited to the extend of the insurance proceeds available to the Lessor for such restoration.


     C. During any period of reconstruction or repair the rental otherwise payable by the Lessee to the Lessor shall be reduced to such extent as may be fair and reasonable under the circumstances.


18. CONDEMNATION. If the premises or a substantial part thereof are taken by eminent domain either party may terminate this lease without liability for the remainder of the term. Any condemnation award shall belong exclusively to the Lessor.


19.  RIGHT OF ENTRY.     Lessor or its agent, with prior notice to Lessee,
shall have the right to enter the premises at reasonable times to inspect and make ordinary and necessary repairs, or alterations, and for the purpose of showing the property to prospective purchasers or tenants.


20. CERTAIN ACTS PROHIBITED. Lessee agrees not to do or permit any act or practice injurious to the property, or which is otherwise prohibited by law. The Lessee shall not permit the accumulation of waste or refuse matter on the premises and will not abandon the premises or allow the premises to become vacant or deserted.


21. DEFAULT BY LESSEE. The occurrence of one or more of the following is a default under this lease by Lessee.

     A.   Failure to pay rent when due.


     B. Failure to make any payment other than rent required under this Lease when due if the failure continues for a period of ten days after notice from Lessor to Lessee.


     C. Failure to comply with any provision of this Lease except under sub paragraphs A and B above if the failure continues for ten days after the notice from Lessor to Lessee. If the default is one that requires more than ten days to correct, Lessee shall have a reasonable time to correct it if Lessee begins correction within ten days and diligently prosecutes correction.


     D. Making a general assessment or arrangement for the benefit of creditors, being adjudicated a bankrupt receiving the benefit of any insolvency, adjustment of debts, reorganization or bankruptcy law, entering into an agreement of composition with creditors, having a receiver or trustee appointed to take possession of Lessee's assets on the leased premises or his interest under this Lease or the seizing under legal process of Lessee's assets on the leased premises or Lessee's interest in this Lease when the action under this subparagraph is not canceled, discontinued, dissolved or discharged within 30 days.


     E.   Vacating or Abandoning Lease Premises.


     F. Committing any act or permitting any use to occur which act is a breach of the terms of any mortgage on the leased premises.


     G. If Lessee is a corporation, partnership or other artificial entity, and any part or all of its shares of stock, partnership interest, or other beneficial interest shall be transferred by sale, assignment, bequest, inheritance, operation of law or other dispositions so as to result in a change in the present effective voting control of Lessee by the person owning a majority of the shares of stock, partnership interest, or other beneficial interest on the date of this Lease.


     H. Violating any rule or regulation promulgated by Lessor and applicable to Cortez Village Square after a previous violation has occurred and within a reasonable time following Lessor's notification that such violation will be treated as a default under this paragraph.


     I. Any and all sums due under this Agreement from Lessee to Lessor and not paid on the date due shall bear interest from the date due at the maximum rate permitted by law until fully paid; and if any payment of rent is not received within thirty (30) days after the date due, Lessee shall be assessed an amount of not more than $100.00 per month for each month of delinquency, in addition to other sums owning hereunder.

22.  REMEDIES ON DEFAULT.


     A. If a default by Lessee occurs, to the extent permitted by Law, Lessor may avail itself of any or all of the following remedies:


     1. Immediately re-enter and remove all personal, equipment, fixtures, furniture and personal property from the leased premises, storing the removed property in a public warehouse or elsewhere at Lessee's expense without liability. The Lessee's right to possession is conditioned upon Lessee's performance of its obligations under the Lease. If Lessor takes possession following default by Lessee, the taking of possession by itself shall not be deemed an election by Lessor to terminate the Lease or to avail itself of any other remedy than available to Lessor on account of Lessee default.


     2. Re-let the leased premises or any part of them, for the account of Lessee or any portion or all of the remainder of the terms to any Lessee at the rent and on the conditions that the Lessor deems advisable. Lessor shall credit the rent received on the balance due from Lessee, first to any expenses incurred because of the repossession and re-renting, including brokers' commissions, next to interest, and the balance to the principal amount of the rent. Lessor may repair or restore the leased premises if required for re-letting, the cost of same to be charged to Lessee. Repossession shall not terminate this Lease unless Lessor gives notice of termination to Lessee.


     3. Collect each installment of rent or other sum due under this Lease as it becomes due or otherwise enforces any of its provisions that are not being complied with by Lessee.


     4. Await the end of the term of this Lease and then collect all rent or other sums due under its.


     5. Terminate this Lease by notice to Lessee in which event Lessee shall immediately surrender possession of the leased premises and pay Lessor all loss or damages incurred because of Lessee's default including all rent and other charges due to the time of termination, all of which shall become due forthwith.


     B. Upon default by Lessee, Lessor shall have the right to terminate Tenant Lease and receive all sums due under the Lease as of the termination date plus liquidated damages for loss of rent equal to the annual rent then applicable under subparagraph 3 of this Lease, all of which sums shall be immediately due and payable. If termination under this paragraph occurs during the last year of the Lease or any extension, the liquidated damages amount will be the net rent and taxes under paragraph 3 for the balance of the lease term. Landlord and Tenant have agreed to the stated amount of liquidated damages, because they recognize that in the event of default the Landlord's loss of rent damages will be difficult or impossible to ascertain because the damages would be dependent upon

Landlord's ability to relet the premises. The ability to relet and the terms of any new lease cannot be accurately predicted. Accordingly, the parties agree that the liquidated damages amount here specified represent a bona fide effort by the parties to estimate damages reasonably anticipated following a default by Tenant. Tenant acknowledges that the agreed upon liquidated damages amount is not intended to constitute a penalty. The liquidated damages amount shall be due and payable in addition to all other sums due and payable under the Lease. The items referred to in paragraph (d) below shall also be due and payable in addition to the liquidated damages amount.


     C. Notice or demand is not a prerequisite to any remedy unless another part of this Lease provides for notice or demand in which event that provision shall prevail.


     D. In addition to any other loss or damages that Landlord sustains because of Tenant's default, Tenant shall pay all expenses of repairs or renovations to the leased premises required as a result of his tenancy, transfer and storage charges for Tenants personal property removed from the Leased Premises, and costs, expenses and attorney's fees for enforcing or construing this Lease, whether for trial, appeal or otherwise.


     E. Tenant grants Landlord a lien on Tenant's personal property located on the Leased Premises to secure all sums due or to become due under this Lease in addition to any statutory lien or right to disdain. Tenant shall not remove Tenant's personal property from the Leased Premises until all money due Landlord is paid. If Tenant's personal property is removed, the lien continues for a period of six months during which Landlord may seize Tenant's personal property wherever found and sell it or so much of it as will satisfy all money due Landlord without process. This lien may be enforced by distress regardless of the nature of the money due.


     F. Any payment required under this Lease that Tenant does not make bears interest at the greater of 12% per annum computed monthly in advance as of the first business day of each month. Notwithstanding any provisions of this Lease to the contrary, no interest, charges or other payments in excess of those permitted by law shall accrue or become payable hereunder and any excessive payments which may be made shall be applied to future rental payments or, at the option of Landlord, shall be refunded to Tenant.


     G. Unless otherwise provided herein, all remedies of Landlord are cumulative to each other and to any other remedies given by law. All rights of Landlord on Tenant's default apply to an extension of this Lease. By making a payment for Tenant or from any security deposit, Landlord does not waive Tenant's default or any right Landlord has because of the default.

     H. In any action by the Landlord for possession of the Leased Premises, if the Tenant interposes any defense other than payment, the Tenant shall pay into the registry of the court the accrued rent as alleged in the complaint or as determined by the court and the rent which accrues during the tenancy of the proceedings, when due. Failure of the Tenant to pay the rent into the registry of the court as provided herein shall constitute an absolute waiver of the Tenant's defenses other than payment, and the Landlord is entitled to an immediate default without further notice or hearing thereon.

23. PARKING FACILITIES. Lessor will permit Lessee to use the parking facilities in common with other tenants in the property during the term of the Lease, provided however, that Lessor reserves the right to relocate or alter the parking facilities in such a manner as would not unreasonably interfere with or adversely affect Lessee's use of the demises premises. Lessor reserves the right to designate specific areas for employee parking and employees shall restrict their parking to such areas.


     A. Lessee hereby covenants and agrees to indemnify and hold Lessor harmless from and against any and all liability claim, demand, loss or damages for injury to or death of any person or persons or damage to property in any way arising from or in connection with the occupancy or use by Lessee of the parking facilities or any part hereof or occasioned wholly or in part by any act or omission of Lessee, its agents, employees or all fines, connection with the occupancy or use by Lessee of the parking facilities or any part thereof of occasioned wholly or in part by any act or omission of Lessee, its agents, employees or invitees. Lessee further agrees to indemnify and hold Lessor harmless from all said fines, suits, claims, demands, and actions.


     B. Lessee, as a material part of the consideration to be rendered to Lessor under this Lease, hereby waives all claims against Lessor for damages to property or injuries to persons arising from or occasioned by use of the parking facilities. Lessor shall not be liable to Lessee for any damages by or from any act or negligence of any co-tenant or other occupant of the property or by any owner or occupant of adjoining or contiguous property or any act or negligence of any person (other than Lessor) upon or in such parking facilities.


24. ATTORNEY FEES AND COSTS. In the event either party shall seek legal redress for any default hereunder, the prevailing party shall be entitled to reasonable attorney fee and court costs including appellate and bankruptcy proceedings.


25. NOTICES. Any and all notices required to be given under the terms of this Lease or by virtue of the provisions of the Florida


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


Landlord and Tenant Act or otherwise shall be mailed or delivered to:

Lessor:             G.J.M. PROPERTIES INC.
          ----------------------------------------------------------------------
                    1717 2ND STREET, SUITE A, SARASOTA, FLORIDA 34236
          ----------------------------------------------------------------------
Lessee:
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

Guarantor:
               -----------------------------------------------------------------

               -----------------------------------------------------------------

26.  GENERAL PROVISIONS. The following provisions are applicable:

     A. This agreement shall be binding upon the parties, their heirs, administrators and assigns.

     B. No other representations or promises shall be binding upon the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representations or promises.

     C. This lease shall be governed by the law of the State of Florida and any legal or equitable action or actions shall be submitted to the courts of Florida for resolution.

     D. Any additional terms of this Lease may be set forth in a attachment hereto labeled "Addendum" and in the event of any conflict or inconsistency between the terms of the test of this Lease and the provisions set forth in the Addendum, the provisions of the Addendum shall govern.

     E. This Lease shall be subject and subordinate to any and all mortgages that may now or hereafter be granted by Lessee on the real property and to all renewals, modifications, consolidations and replacements of such mortgages.

     F. Lessee shall have no right or authority, express or implied, to subject the Lessor's interest in the real property to any construction lien or liens and the Lessee agrees to hold harmless and indemnify the Lessor from any such claims, damages, fees and/or costs that might arise on account of any construction lien or liens filed against the premises on account of improvements made at the express or implied order or insistence of the Lessee.

     G. RADON GAS. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDING IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. THIS DISCLOSURE IS MADE PURSUANT TO SECTION 404.056(8), FLORIDA STATUTES.


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
     H. One or more waivers of any covenants, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the above covenant, term or condition.

     I. The captions of headings used herein are for convenience only and do not limit or amplify the provisions hereof.

     J. If any provisions of this Lease or a portion of any provisions of this Lease is for any reason held invalid or unenforceable the balance of this Lease or the remainder or such provision and the application thereof to other persons or circumstances shall not be affected thereby.


     K.   Time is of the essence of this Agreement.

     L. Lessor shall "build out" the leased space in accord with the addendum and sketch attached hereto.

IN WITNESS WHEREOF, the parties to the Lease Agreement have set their hands and seals on the day and year indicated beneath their respective signatures.


Signed, sealed and delivered            LESSOR: G.J.M. PROPERTIES, INC.
in the presence of:


/s/ Kathleen O'Reilly                   By   /s/
------------------------------------         -----------------------------------
Witness as to Lessor                    Its
                                            ------------------------------------

                                        Date      4/1/97
                                             -----------------------------------

                                        LESSEE:
                                                --------------------------------
/s/ Linda C. Bowdein
------------------------------------
Witness as to Lessee                    By /s/
                                           -------------------------------------

                                        Its  President
                                            ------------------------------------

                                        Date      4/1/97
                                             -----------------------------------